UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2025

BlueRiver Acquisition Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39961	98-1577027
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

250 West Nottingham Drive, Suite 400 San Antonio, Texas	78209
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (210) 832 3305

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-third of a redeemable Warrant to acquire one Class A ordinary share	BLUA.U	N/A (OTC Expert Market)
Class A ordinary share, par value $0.0001 per share	BLUA	N/A (OTC Expert Market)
Redeemable Warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	BLUA.WS	N/A (OTC Expert Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information included in Item 5.07 is incorporated by reference in this item to the extent required. BlueRiver Acquisition Corp. (the “Company”) filed the Amended Articles (as defined below) with the Registrar of Companies of the Cayman Islands, effective July 21, 2025.

Item 5.07 Submission of Matters to a Vote of Security Holdings.

The Company held the extraordinary general meeting (the “Extraordinary General Meeting”) at 12:00 p.m. Eastern Time on July 21, 2025 for the purposes of considering and voting upon:

●	The Extension Proposal – to consider and vote upon a proposal by the following special resolution to amend the Company’s amended and restated memorandum and articles of association (the “Existing Charter”) to allow the board of directors of the Company (the “Board”), without another shareholder vote, to elect to extend the date by which, if the Company has not consummated a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination involving the Company, with one or more businesses or entities (a “Business Combination”), the Company must (a) cease all operations except for the purpose of winding up; (b) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Class A ordinary shares sold in the Company’s initial public offering (the “Public Shares”); and (c) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the directors, liquidate and dissolve, subject in each case to its obligations under Cayman Islands law to provide for claims of creditors and in all cases subject to the other requirements of applicable law, from August 2, 2025 (the “Original Termination Date”) to up to 4 times by an additional 3 months each time after the Original Termination Date, by resolution of the Board, until August 2, 2026 (each, an “Additional Charter Extension Date”) or a total of up to 12 months after the Original Termination Date, unless the closing of a Business Combination shall have occurred prior thereto (the “Extension”, such extension deadline, the “Extended Date”, and such proposal, the “Extension Proposal”).

●	The Adjournment Proposal — to consider and vote upon a proposal (the “Adjournment Proposal”) by the following ordinary resolution to approve the adjournment of the Extraordinary General Meeting by the chair thereof to a later date, if necessary, under certain circumstances, to solicit additional proxies for the purpose of approving the Extension Proposal, to amend the Extension Proposal, or to allow reasonable additional time for the filing or mailing of any supplemental or amended disclosure that the Company has determined in good faith after consultation with outside legal counsel is required under applicable law and for such supplemental or amended disclosure to be disseminated and reviewed by the Company’s shareholders prior to the Extraordinary General Meeting; provided that the Extraordinary General Meeting is reconvened as promptly as practical thereafter. The Adjournment Proposal will only be presented at the Extraordinary General Meeting if there are not sufficient votes to approve the Extension Proposal.

For more information on these proposals, please refer to the Company’s proxy statement dated July 7, 2025 (as amended or supplemented, the “Proxy Statement”). As of the record date of June 27, 2025, there were a total of 8,079,263 ordinary shares issued and outstanding and entitled to vote at the Extraordinary General Meeting. Proxies were received for 7,897,876 ordinary shares, or approximately 97.8% of the shares issued and outstanding and entitled to vote at the Extraordinary General Meeting; therefore a quorum was present.

Shareholders voted to approve the Extension Proposal. The proposal received the following final voting results:

For	Against	Abstain
7,897,872	4	0

The Adjournment Proposal was not presented to the shareholders because there were sufficient votes to approve the Extension Proposal.

A copy of the Amendment of the Company’s Amended and Restated Memorandum and Articles of Association as adopted on July 21, 2025 by special resolution of the shareholders (the “Amended Articles”) is attached to this Current Report on Form 8-K as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description
3.1	Amendment to the Amended and Restated Memorandum and Articles of Association of BlueRiver Acquisition Corp.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BlueRiver Acquisition Corp.

By:	/s/ John Gregg
Name:	John Gregg
Title:	Co-Chief Executive Officer

Dated: July 24, 2025

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